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         EXHIBIT 16

                         CREASON & ASSOCIATES, P.L.L.C.
                         7170 S. Braden Ave., Suite 100
                           Tulsa, Oklahoma 74136-6333


         September 6, 2006

         Securities and Exchange Commission
         Station Place
         100 F Street NE
         Washington, DC  20002

         Commissioners:

         We have read the statements made by Lifestyle Innovations, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of Lifestyle Innovations, Inc.'s Form 8-K report dated September 6, 2006. We agree with the statements concerning our Firm in such Form 8-K.

         Very truly yours,

         /s/ Creason & Associates, P.L.L.C.

         Creason & Associates, P.L.L.C.